UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): May 6, 2009

BELO CORP.
(Exact name of registrant as specified in its charter)

Delaware	1-8598	75-0135890
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

P. O. Box 655237
Dallas, Texas	75265-5237
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (214) 977-6606
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
     On May 6, 2009, the Company’s non-executive Chairman, Robert W. Decherd, adopted a personal trading plan under Securities and Exchange Commission Rule 10b5-1. The plan is scheduled to remain in effect until November 30, 2009, at which time Mr. Decherd will evaluate whether to renew the plan for 2010. Under the terms of the plan, Mr. Decherd may sell up to 100,000 shares of BLC Series A common stock after the end of each fiscal quarter during the term. The maximum number of shares that may be sold under the plan represents less than four percent of the shares of BLC common stock beneficially owned by Mr. Decherd, and does not materially change his voting power under BLC’s differential voting stock structure. The trading plan establishes a series of quarterly limit orders, with the first sale occurring May 7, 2009.

Signatures
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: May 7, 2009	BELO CORP.
	By:	/s/ Russell F. Coleman
Russell F. Coleman
Senior Vice President/General Counsel